UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

SCHEDULE 14A
(Rule 14a-101)

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CLEAN DIESEL TECHNOLOGIES, INC.
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CLEAN DIESEL TECHNOLOGIES, INC.
10 Middle Street, Suite 1100
Bridgeport, CT  06604
(203) 416-5290
________________________________________

Notice of Annual Meeting of Stockholders
To be Held May 13, 2009
________________________________________

To the Stockholders of Clean Diesel Technologies, Inc.:

The annual meeting (the “Meeting”) of stockholders of Clean Diesel Technologies, Inc., a Delaware corporation (“Clean Diesel”), will be held at 10 a.m., Wednesday, May 13, 2009, at The Bridgeport Holiday Inn, 1070 Main Street, Bridgeport, Connecticut 06604, U.S.A. to consider and vote upon the following items, each of which is explained more fully in the attached Proxy Statement.  We have enclosed a proxy card for your use in voting.

1.	To elect six (6) directors;
2.	To authorize the directors to delist the Company’s Common Stock from the AIM Market of the London Stock Exchange;
3.	To ratify the appointment of Eisner LLP as the Company’s independent auditors for 2009; and
4.	To transact any other business that may properly come before the Meeting or any adjournment.

Only holders of our Common Stock of record at the close of business on March 16, 2009 are entitled to notice of and to vote at the Meeting.

Following the Meeting there will be a presentation of our business activities and an opportunity for stockholders to ask questions.

The Clean Diesel Technologies, Inc. Annual Report for 2008 is enclosed with this Notice of Meeting and Proxy Statement.

By Order of the Board of Directors

Charles W. Grinnell
Secretary

Bridgeport, Connecticut
April 1, 2009

IMPORTANT

Important Notice regarding Internet Voting:  Please check your proxy or voting instructions card for important information about internet voting.  Note also that Clean Diesel's Proxy Statement and Annual Report to Stockholders are available at: http://investor.cdti.com/index.cfm.

It is a requirement of Delaware law for a properly constituted meeting, that a quorum of the holders of one-third of the outstanding shares be present in person or by proxy, therefore, whether or not you plan to attend the Meeting in person, it is requested that you promptly fill out, date, sign and return the enclosed proxy card or voting instruction form to the sender in the enclosed return envelope or vote on the internet.

Stockholders in Great Britain should forward their proxy cards to Capita IRG, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, U.K. and all other stockholders to American Stock Transfer and Trust Company, 6201 15th Avenue, Third Floor, Brooklyn, NY 11219, U.S.A.

CLEAN DIESEL TECHNOLOGIES, INC.

_______________

Proxy Statement
_______________

The Meeting and Form of Proxy

The Board of Directors of Clean Diesel Technologies, Inc., a Delaware corporation, is soliciting your votes on the enclosed form of proxy.  The proxy is for your use in voting your Clean Diesel shares at the 2009 annual meeting of stockholders.  The meeting will be at 10:00 a.m. on Wednesday, May 13, 2009 at The Bridgeport Holiday Inn, 1070 Main Street, Bridgeport, Connecticut 06604, U.S.A.  Any one of the persons you appoint on the form of proxy will be your representative to vote your shares according to your instructions at the Meeting and at any adjournments.

Shares Eligible to Vote; Quorum

The record date for the Meeting is March 16, 2009.  You may vote at the Meeting in person or by proxy but only if you were a stockholder of Clean Diesel Common Stock at the close of business on the record date.  At the record date, according to the records of our transfer agents, American Stock Transfer and Trust Company and Capita IRG, we had 8,138,304 shares of Common Stock outstanding.  That is the total number of shares of Common Stock that the stockholders may vote at the Meeting.  The Common Stock is our only outstanding security.  You may cast one vote for each share you hold.  You may examine a stockholders list showing the stockholders at the record date at the Company address printed on the Notice of Meeting.  That list will also be available for inspection at the Meeting.

The quorum for the Meeting, in other words, the number of shares required to be present for a legally constituted Meeting, is the presence in person or by proxy of holders of at least 2,712,769 shares of Common Stock, representing one-third of the outstanding shares.  Abstentions and broker non-votes are counted in determining whether a quorum is present, but are not counted in the calculation of the vote.

Form of Proxy; Revocability

You may appoint a proxy, or representative, at the Meeting other than the persons named on the enclosed form of proxy.  If you do wish to appoint some other person, who need not be a stockholder, you may do so by completing another form of proxy for use at the Meeting.  Completed forms of proxy should be mailed promptly to the transfer agent in the enclosed return envelope.  You may also vote electronically via the internet and we encourage you to do so.  Instructions for electronic voting are printed on your proxy form.

You may revoke your proxy at any time before it is voted, including at the Meeting.  If you sign and return your proxy and do not revoke it, the proxy holders will vote the shares it represents at the Meeting in accordance with your instructions.  If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board.

Proxy Solicitation; Distribution

Members of the Board and our executive officers and representatives of the Company’s transfer agents may solicit stockholders' proxies.  We will bear the cost of proxy solicitation, if any.

We distributed this Proxy Statement and the accompanying Annual Report to Stockholders, commencing April 21, 2009.

1.	ELECTION OF DIRECTORS

We are asking you to vote for the election of six (6) nominees as directors of Clean Diesel.  The nominees were recommended by the Compensation and Nominating Committee of the Board.  The term of office of each director is until the 2010 annual meeting or until a successor is duly elected or, if before then, a director resigns, retires or is removed by the stockholders. There are now seven (7) directors and by resolution of the Board, effective upon the election of directors at the Meeting, the number of directors shall be reduced to six (6).

The Nominees

The nominees are Michael L. Asmussen, John A. de Havilland, Derek R. Gray, Charles W. Grinnell, John J. McCloy II and David F. Merrion.  These nominees are all incumbents.  Mr. David Gammon, who is now a director, is not standing for reelection as a director and is not a nominee. Biographical information is set out below under the caption “Directors and Executive Officers of Clean Diesel.”  Details concerning directors’ compensation are set out below under the captions “Executive Compensation” and “Director Compensation.”

The following table sets forth certain information with respect to each person nominated and recommended to be elected as a director of Clean Diesel.

Name	Age	Director Since

Michael L. Asmussen	38	2009
John A. de Havilland	71	1994
Derek R. Gray	75	1998
Charles W. Grinnell	72	1994
John J. McCloy II	71	2005
David F. Merrion	72	2006

Availability

The nominees have all consented to stand for election and to serve, if elected. Mr. Gray has indicated that he would, if reappointed by the Board as Chairman, accept the position temporarily while the Board conducts a search for a new Chairman, preferably an American citizen or resident. If one or more of the above nominees becomes unavailable or declines to accept election as a director, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Compensation and Nominating Committee.  If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent, unless the Board reduces the number of directors and eliminates the vacancy.

Plurality Voting

A motion will be made at the Meeting for the election as directors of the above mentioned six (6) nominees.  Under Delaware law and Clean Diesel’s By-Laws, a vote by a plurality of the shares voting is required for the election of directors.  Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option and votes that are “withheld” or not cast are disregarded in the count.  If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee in any future decision on nominations.

The affirmative vote of a plurality of the shares voting is required to elect the nominees as directors.  The Board recommends a vote FOR each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

Michael L Asmussen has been President, Chief Executive Officer and a director of Clean Diesel since February 2009.  He joined Clean Diesel in September 2008 as Vice President, Sales.  In 2007, Mr. Asmussen was Vice President, Sales and Marketing of Mirror Controls International, a mirror actuator manufacturer.  From 2002 to 2007, Mr. Asmussen held a variety of managerial positions at Eaton Corporation, a diversified power management company.  From 2000 to 2002, he was Customer Manager, North America for The Ford Motor Company.  Mr. Asmussen holds BS and MBA degrees.

John A. de Havilland has been a director of Clean Diesel since its inception.  Mr. de Havilland was a director of J. Henry Schroder Wagg & Co. Ltd., a merchant bank, from 1972 until his retirement in 1989.

David R. Gammon, 47,  has been a director of Clean Diesel since November 2008.  He is a director and Chief Executive Officer of Rockspring Advisory Services Limited, a United Kingdom investment and related services company.  He was a director of Amino Communications plc Advisory Services Limited, a United Kingdom internet television product supply company, from August 2006 to January 2007. Mr. Gammon is not standing for reelection as a director of the Company.

Derek R. Gray has been a director of Clean Diesel since 1998.  Mr. Gray has been managing director of SG Associates Limited, a United Kingdom fiscal advisory firm, since 1971 and a director of Velcro Industries N.V., a manufacturing company, since 1974.

Charles W. Grinnell has been Vice President, General Counsel, Corporate Secretary and a director of Clean Diesel since its inception.  He has been a director of Fuel Tech, Inc., an emissions control company, since 1987 and Vice President, General Counsel and Corporate Secretary of that company from 1987 until his retirement in February 2009.  Mr. Grinnell holds JD and LLM (Tax) degrees.

John J. McCloy II has been a director of Clean Diesel since June 2005.  He is a private investor concentrating on venture capital and early stage investment projects in a variety of industries.  He is Chairman of Gravitas Technology, Inc., an information technology company; the Sound Shore Mutual Fund, Inc.; Ashland Management, Inc., an investment advisory firm; the American Council on Germany; and a member of the U.S. Council on Foreign Relations.  He was also a director of NCT Group, Inc., a technology company, from 1986 to February 2007.

David F. Merrion has been a director of Clean Diesel since June 2006.  He is the principal of David F. Merrion LLC, a consulting practice.  Mr. Merrion is a retired Executive Vice President - Engineering of Detroit Diesel Corporation, his employer from 1988 to 1999.  He has been a director of Hy-Drive Technologies, Ltd., a hydrogen technology company, since 2007.  He has been a Director and Chairman of Greenvision Technology, LLC, an intellectual property holding company, since 2000.  Mr. Merrion was Chairman of the Clean Diesel Technical Advisory Board from 2005 until its termination in January 2009.

Dr. Walter G. Copan, 55, has been Vice President and Chief Technology Officer of Clean Diesel since February 2009.  Previously he had been Executive Vice President, North American Operations & Chief Technology Officer from January 2006; and Vice President and Chief Technology Officer from August 3, 2005 when he joined Clean Diesel.  Dr. Copan was Principal Licensing Executive, Technology Transfer, of the National Renewable Energy Laboratory of the U.S. Department of Energy from June 2003 to August 2005; and before that was Managing Director, Technology Transfer and Licensing of The Lubrizol Corporation, a specialty chemicals company, his employer since 1975. Dr. Copan holds a PhD degree in chemical engineering.

Dr. Daniel K. Skelton, 35, has been Vice President, Global Sales since February 2009.  He was previously Vice President, International since August 2008; Commercial Director, Europe since September 2006 and Business Development Manager, International since January 2005.  From 2000 to 2004 Dr. Skelton was a Manager at Mitsui & Co. Ltd., an international diversified company, with responsibilities for developing emission control technology.  Dr. Skelton holds a PhD degree in metallurgy.

Dr. Bernhard Steiner, 60, left the Company as an officer and director in February 2009.  He was Chief Executive Officer of Clean Diesel since September 2004 and President since January 2006.  Dr. Steiner held Executive Director positions from 2003 until 2008 at both Wayfinder Systems AB of Sweden, a navigation and location software development company, and OWR AG, a leading nuclear, biological and chemical protection solutions company.  From 1999 until 2003, Dr. Steiner was General Manager of the Software Group of Motorola, Inc., an electronics company.

Timothy Rogers, 47, has been Executive Vice President of International Operations since 2006; had been Vice President, International of Clean Diesel from 2004; and had been a consultant to Clean Diesel from 2003.  From 2002 to September 2003, he was Director of Sales and Marketing of ADAS Consulting, Ltd. and from 1993 to 2002, was a director of Adastra, a wholly owned-subsidiary of Associated Octel Company, Ltd., a U.K.-based multinational petrochemical company.

Ann B. Ruple, 57, has been Vice President, Treasurer and Chief Financial Officer of Clean Diesel since December 2006.  Previously she had been Director, Financial Reporting, Planning and Analysis of NCT Group, Inc., her employer since 1998.  Ms. Ruple is a Certified Public Accountant and holds an MBA Degree.

There are no family relationships among any of the director nominees or executive officers.  Other than the recommendation of the Compensation and Nominating Committee of the Board, there are no understandings or arrangements with any persons regarding the nomination or election of any of the nominees.  Please also see the text below under the caption “Certain Relationships and Related Transactions.”

Committees of the Board

The standing Committees of the Board are an Audit Committee and a Compensation and Nominating Committee.  Messrs. de Havilland, Gray and McCloy are the members of the Audit Committee.  Messrs. de Havilland, McCloy and Merrion are the members of the Compensation and Nominating Committee.  Mr. Gray is Chairman of the Audit Committee.  Mr. de Havilland is Chairman of the Compensation and Nominating Committee.  The Charters of the Audit and the Compensation and Nominating Committees are available for viewing on the Clean Diesel web site <www.cdti.com>.

The Audit Committee

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy.  For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence.  The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure.  The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations.

In the opinion of the Board, each of the voting members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee.  Moreover, the Board has determined that Mr. Gray is a financial expert within the meaning of Securities and Exchange Commission regulations.  In making this determination the Board considered Mr. Gray’s formal training, and long experience in accounting and auditing and his former service for many years as the Chairman of the Audit Committee of another reporting company under the Securities Exchange Act.

Compensation and Nominating Committee

The Compensation and Nominating Committee is responsible for establishing executive compensation and administering Clean Diesel’s Incentive Compensation Plan and also identifies director nominees for election to fill vacancies on our Board.  Nominees are approved by the Board on recommendation of the Committee.

In evaluating nominees, the Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to Board responsibilities.  Candidates should also satisfy such other particular requirements that the Committee may consider important to our business at the time.  When a vacancy occurs on the Board, the Committee will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the Directors or our management.  The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates.  The best candidate from all evaluated will be recommended to the Board to consider for nomination.

Stockholders who wish to recommend candidates for consideration as nominees should on or before January 1 in each year furnish in writing detailed biographical information concerning the candidate to the Committee addressed to the Corporate Secretary of Clean Diesel at the address set out on the Notice of Meeting.

Compensation & Nominating Committee Interlocks and Insider Participation

There were no Compensation and Nominating Committee interlocks or insider, i.e. employee, participation during 2008.

Corporate Governance

Director Independence

Messrs. Gammon, Gray, de Havilland, McCloy and Merrion are independent directors under the definition of NASDAQ Rule 4500(a)(15).  The members of our Audit Committee, Messrs. de Havilland, Gray and McCloy, are also independent under the more restrictive independence standard applicable to Audit Committees in NASDAQ Rule 4350(d).

Meetings

During 2008 there were seven meetings of our Board, four meetings of the Compensation and Nominating Committee and four meetings of the Audit Committee.  The Independent Directors met in executive session of the Board without the presence of Management or employee Directors on two occasions and the members of the Compensation and Nominating Committee met in executive session on two occasions.  The policy of the Board is to hold at least two executive sessions of the Board annually and executive sessions of committees when needed.  Each Director attended during 2008 at least 75% of Board and Committee meetings of which he was a member.  Clean Diesel does not have a formal policy relating to director attendance at annual meetings but we anticipate that all of the nominees will attend the 2009 Annual Meeting.  Each Director attended the 2008 Annual Meeting.

Code of Business Ethics and Conduct

On the recommendation of the Audit Committee, the Board has adopted a Code of Business Ethics and Conduct applicable to all of our officers and which is available for viewing on the Clean Diesel web site <www.cdti.com>.  Changes to or waivers of the requirements of the Code will be posted to the web site and reflected in appropriate Securities and Exchange Commission filings.

2.	APROVAL OF AN APPLICATION TO THE LONDON STOCK EXCHANGE TO DELIST THE COMMON STOCK OF THE COMPANY FROM ADMISSION TO TRADING ON AIM.

The Company’s Common Stock, $0.01 par (the “Shares”) has been listed on the AIM Market (“AIM”) of the London Stock Exchange plc (the “Exchange”) since December 20, 2001. The Shares became listed on The NASDAQ Stock Market LLC (“NASDAQ”) on October 3, 2007.

On March 13, 2009, the Company’s Board of Directors resolved that the Company should apply to the Exchange that the Exchange “delist,” that is, cancel the admission of the Shares to trading on AIM and that the Company, in accordance with the AIM Rules for Companies published by the Exchange (“AIM Rules”) seek the approval of its stockholders for this proposal at the May 13, 2009 Annual Meeting for their approval.  Accordingly, the proposed delisting from AIM is conditional on the passing of the resolution set out below by the holders of not less than 75% of the Shares voting on this proposal at the Meeting.  The Company’s Nominated Advisor, Charles Stanley & Company Ltd., notified the Exchange of the Board’s resolution on April 3, 2009.

In 2008, the Company expended the estimated amount of $200,000 directly or indirectly on account of its listing on AIM, which included fees and charges for the Exchange, the Nominated Advisor, and London-based transfer and registration, and investor relations services.  Moreover, substantial internal financial and legal staff time is taken up continually to comply with the regulatory aspects of the AIM Rules that, in the opinion of the Directors, are duplicative of the NASDAQ Marketplace Rules and the United States Securities and Exchange Commission rules.  Noteworthy, also, is that from the listing of the Shares on NASDAQ in October 2007 through the end of 2008, the average daily trading volume of the Shares has been 9,010 shares on NASDAQ and 700 shares on AIM.

In the opinion of the Directors, continued listing of the Shares on AIM while also listed on NASDAQ in an unnecessary and duplicative expense and compliance burden.  Each of the Directors intends to vote his Shares in favor of this proposal.

The Company intends to maintain its NASDAQ listing and, following the delisting of the Shares from AIM, Company stockholders will continue to be able to trade on NASDAQ.

Accordingly, the following resolution will be presented for approval at the Meeting:

“Resolved, that the application of Clean Diesel Technologies, Inc. (the “Company”) to the London Stock Exchange plc for cancellation of admission of the Company’s Common Stock, $0.01 par, to trading on the AIM Market of the London Stock Exchange plc, be, and the same hereby is, in all respects, approved.”

If the foregoing resolution is approved, it is anticipated that the delisting of the Shares will take effect from 7:00 a.m. London time on Thursday, May 21, 2009.  Charles Stanley, the Nominated Advisor has been consulted with respect to this delisting and Charles Stanley has notified the Company that they will resign as Nominated Advisor also with effect from 7:00 a.m. on May 21, 2009.

Under the AIM Rules, the affirmative vote of the holders of 75% of the Shares voting at the Meeting is required to adopt this proposal.

The Board of Directors recommends a vote FOR this proposal.

3.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed the firm of Eisner LLP, Certified Public Accountants ("Eisner"), to be Clean Diesel’s independent registered public accounting firm for the year 2009 and submits that reappointment to stockholders for ratification.  Eisner, an independent member firm of Baker Tilly International, was also engaged to perform that service by the Audit Committee for the 2008 audit.  A representative of Eisner is expected to be present at the Meeting and will have the opportunity to respond to appropriate questions and, if the representative desires to do so, to make a statement.

Audit Fees

Fees for professional services provided by Eisner in the last two fiscal years by category were:

	2008	2007

Audit Fees	$224,500	$195,000
Audit-Related Fees	11,632	44,000
Tax Fees	─	─
All Other Fees	─	─
	$236,132	$239,000

Audit fees include fees for the audit of the financial statements, quarterly reviews and Sarbanes-Oxley Section 404 internal controls.  Audit-related fees were for services in connection with Clean Diesel’s filing with the Securities and Exchange Commission of a registration statement for the resale of Common Stock and Warrants in 2008 and a registration statement for the shares reserved for sale under the Clean Diesel Incentive Plan.

Pre-Approval Policies and Procedures

The Clean Diesel Audit Committee policy is that it must approve in advance an engagement of our independent registered public accounting firm for any audit or non-audit service.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal.  The Board recommends a vote FOR this proposal.

Report of the Audit Committee

Management is responsible for Clean Diesel’s internal controls and its financial reporting.  Eisner, the independent registered public accountant, is responsible for performing an audit of Clean Diesel’s consolidated financial statements for the year ended December 31, 2008 (“Financial Statements”) in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion on the Financial Statements based on their audit.  Eisner is also responsible for performing a Sarbanes-Oxley Section 404 internal controls audit over Clean Diesel’s internal control over financial reporting and for expressing an opinion based on their audit.  In connection with the 2008 audit, the Audit Committee reviewed the scope of the audit plans of the internal auditors and Eisner.  The Audit Committee then evaluated and discussed with Management, the internal auditors and Eisner the results of audits performed by the internal auditors and Eisner and their respective reports, both as to accounting issues and internal controls, and, also, the opinions of Eisner as to the Financial Statements and internal controls.  Management has represented that Clean Diesel’s 2008 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  Management has also represented that Clean Diesel’s internal controls were effective at December 31, 2008.

The Committee has discussed with Eisner the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee has received the written disclosures and the representation letter from Eisner required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence.

Based on the representations and the reviews and discussions referred to above, the Committee recommended to the Board that the Financial Statements be included in Clean Diesel’s Annual Report on Form 10-K for the year ended December 31, 2008 and filed with the Securities and Exchange Commission.

This report has been provided by the following members of the Audit Committee:  J. A. de Havilland, D. R. Gray, Chairman, and J. J. McCloy II.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of Common Stock as of March 16, 2009 by:  (i) each person owning beneficially more than three percent(4) of the outstanding shares of Common Stock; (ii) each of our directors or director nominees; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.

Beneficial Owner Name and Address (1)	No. of Shares(2) (3)	Percentage Beneficially Owned(4)

Channel Hotels and Properties Limited (3)	387,638	4.8%
Udaset Holdings Limited	302,294	3.7%
Kanis SA	343,769	4.2%
Positive Securities Limited (David M. Hunter) (3)	422,761	5.2%
Fuel Tech, Inc. (2)(3)	370,023	4.5%
Waltham Forest Friendly Society (2)(3)	344,892	4.2%
Ruffer LLP (3)	1,213,767	14.9%
Hawkwood Fund Limited (3)	458,148	5.6%
Duckworth Esq.	400,000	4.9%
Ram Ltd.	295,139	3.6%
Avenir Finances S.A.	450,000	5.5%
Innovator Capital	283,974	3.4%

Directors and Named Executive Officers

Bernhard Steiner (2)	162,090	2.0%
Walter G. Copan (2)	61,394	*
John A. de Havilland (2)	63,551	*
Derek R. Gray (2)	189,308	2.3%
Charles W. Grinnell (2)	58,860	*
John J. McCloy II (2)	39,444	*
David F. Merrion (2)	30,000	*
Timothy Rogers (2)	56,073	*
Ann B. Ruple (2)	32,421	*
Daniel K. Skelton (2)	23,801	*
All Directors and Officers as a Group (10 persons) (2)	554,851	6.5%

* Less than 1%

(1)
The address of Channel Hotels and Properties Limited is Gouray Lodge, Le Mont de Gouray, Grouville, Jersey, Channel Islands JE3 9GH; of Udaset Holdings Limited is Lord Coutanche House, 62-68 Esplanade Street, St. Helier, Jersey, Channel Islands JE4 5PS; of Kanis SA, c/o SG Associates, Ltd., 82Z Portland Place, London W1B 1NS, U.K.; of Positive Securities Limited is 31, The Parade, St. Helier, Jersey, Channel Islands JE2 3QQ; of Fuel Tech, Inc. is 512 Kingsland Drive, Batavia IL 60510; of Waltham Forest Friendly Society is Key House, 342 Hoe Street, Walthamstow, London E17 9XP, U.K.; of Ruffer LLP is 80 Queen Victoria Street, London SW1E 52C; and of Hawkwood Fund Limited and of Duckworth Esq. is The Jersey Trust Company, Elizabeth House, 9 Castle Street, St. Helier, Jersey, Channel Islands JE4 2QP; of Ram Ltd. is 82Z Portland Place, London W1B 1NS, U.K.; of Avenir Finances S.A. is Channel House, Forest Lane, St. Peter Port, Guernsey GY1 4HL, U.K.; of Innovator Capital, 4th Floor, 20 Dering Street, London W1S 1AJ, U.K.; the address of directors and Named Executive Officers is c/o Clean Diesel Technologies, Inc., Suite 1100, 10 Middle Street, Bridgeport, Connecticut 06604.

(2)
In addition to shares issued and outstanding, includes shares subject to options or warrants exercisable within 60 days for Channel Hotels and Properties Limited, 2,445 shares; Udaset Holdings Limited, 1,164 shares; Kanis SA, 4,249 shares; Positive Securities Limited, 10,328 shares; Waltham Forest Friendly Society, 5,000 shares; Fuel Tech, Inc., 5,000 shares; Ram Ltd., 2,630 shares; Dr. Copan, 56,333 shares; Mr. de Havilland, 50,263 shares; Mr. Rogers, 53,333 shares; Dr. Steiner, 128,000 shares; Mr. Gray, 83,950 shares; Mr. Grinnell, 52,667 shares; Mr. McCloy, 32,000 shares; Mr. Merrion, 30,000 shares; Ms. Ruple, 30,000 shares; Dr. Skelton, 21,467; and, for all directors and officers as a group, 417,013 shares.  The amount for Mr. de Havilland and for directors and officers as a group does not include 8,026 shares owned by Mr. de Havilland’s adult children as to which he disclaims beneficial ownership.

(3)
To our knowledge, the directors and Named Executive Officers hold sole beneficial ownership and investment power over the shares reported; Fuel Tech, Inc. has sole beneficial ownership and investment power over its shareholdings; and the remaining beneficial owners have at least shared investment power over their shareholdings.

(4)
The percentages are percentages of outstanding stock and have been calculated by including warrants and options exercisable within 60 days by the respective stockholders.  In addition, 3% rather than 5% is presented in accordance with standard U.K. practice due to our listing on the AIM Market of the London Stock Exchange.

EXECUTIVE COMPENSATION

Report of Compensation and Nominating Committee

The Compensation and Nominating Committee has reviewed and discussed with Management the Compensation Discussion and Analysis which appears immediately below in this Proxy Statement.  Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation and Nominating Committee
John A. de Havilland, Chairman, John J. McCloy II and David F. Merrion

Compensation Discussion and Analysis

Compensation Program Objectives

We develop, design, market and license patented technologies and solutions that reduce harmful emissions from internal combustion engines, while simultaneously improving fuel economy and engine power.  Continued investment in, and protection of our intellectual property as well as intensive marketing and commercializing of our products to increase revenue, are fundamental to us.  We are committed to ensuring our growth and maximizing stockholder value.  To that end, we have concentrated our efforts on enhancing our core technologies, building innovative product and service offerings, and promoting our expanding brand portfolio.  Thus, our compensation programs are designed to enable us to achieve the following objectives:

•	to ensure that we remain as a market leader in the development of innovative, technical solutions;
•	to attract, engage and retain top talent that ensures the achievement of business goals, strategies and objectives;
•	to support an integrated team-oriented philosophy; and
•	to provide stockholders with a superior rate of return.

Compensation Elements

Our executive compensation program has as a primary purpose our need to attract, retain and motivate the highly trained, experienced individuals whose technical expertise and business talents will enable us to succeed.  The key components of that program during the last fiscal year were base salary, annual bonus awards and long-term incentives, as follows.

Base Salary

Executive base salaries are approved by the Compensation and Nominating Committee on recommendation of the Chief Executive Officer, except that the base salary of the Chief Executive Officer is fixed by the Committee itself.  In approving or fixing base salaries, the Committee acts in its collective business judgment and experience on what it understands to be fair, reasonable and equitable compensation in view of our requirements for recruiting and retention in a highly competitive market.  The Committee does not rely on compensation consultants.  In its deliberations, the Committee considers:

•	the executive’s compensation relative to other officers;
•	recent and expected performance of the executive;
•	our recent and expected overall performance; and
•	our overall budget for base salary increases.

In 2006, in an effort to control costs, we implemented a salary reduction program for our managers that reduced 2006 payroll expense by $101,000.   In 2007, however, to satisfy our undertaking to employees in 2006 to restore the salary reductions, if the Company’s performance justified it, we restored approximately $44,000 of salary reductions.

In December 2008, a salary freeze was initiated, with the exception of increases for four employees, effective January 1, 2009.

Significant 2009 Executive Compensation Actions

On February 10, 2009, Mr. Asmussen was elected as a Director, and as President and Chief Executive Officer of Clean Diesel.  On March 13, 2009, members of the Compensation and Nominating Committee approved the general terms of Mr. Asmussen’s compensation retroactive to the date of his election.  Thereafter, a form of Employment Agreement between Mr. Asmussen and the Company was negotiated and became effective on March 30, 2009.  Under that Agreement, Mr. Asmussen’s annual base salary will be $285,000; he was awarded 40,000 restricted shares vesting one-third on each of February 10, 2010, 2011 and 2012 provided he is employed on those dates; he will participate in an annual incentive program with a target participation percentage of 50% of base salary; he will be eligible for stock option awards from time to time in the discretion of the Board of Directors; he will be reimbursed for his reasonable expenses of relocation from Michigan to the vicinity of the Company’s headquarters in Connecticut; he will be eligible for a change of control bonus equal to one year’s base salary in the event of a change in control of the Company approved in advance by the Board of Directors; if, in any one year during the term of the Agreement, the Company shall have a pre-tax profit, then the annual bonus pool for that one year will be enhanced by 30%; he will be eligible for such corporate benefit and welfare plans as are generally extended to employees; in the event of termination of his employment by the Company “at will,” he will be eligible for salary and benefit continuation for one year; the Company will negotiate with any control person to assume the one year obligation of payment of salary and benefit continuation on termination “at will” within one year after a change in control, and, if a control person does not assume that obligation, the Company will guarantee the payment of six months salary and benefit continuation.

Annual Incentive and Bonus Awards

2008

In 2008, potential cash awards under our incentive cash bonus program, called the Management Incentive Program (“MIP”), were designed to focus our managers on the achievement of Company financial targets for that year, as well as on individual objectives established at the commencement of the year.

The 2008 MIP was structured as follows:

Participation in the incentive program was limited to managers.

Each participant in the 2008 MIP was assigned a Target Participation Percentage (“Target”) which was a percentage of annual gross salary.  The Targets assigned were:  50% for each of Dr. Steiner, Mr. Rogers, Dr. Copan and Ms. Ruple; and 40% for Dr. Skelton.  For each participant, individual goals were set each representing a percentage of the Target, but all such goals in total not exceeding 100% of Target.  Payouts for goals attained would be evaluated as having been attained on a scale of from 70% to 125%.  No payout would be available for a goal evaluated at less than 70% and no payout could exceed 125% of a goal.

Dr. Steiner’s goals were 2008 revenues of $14 million, 40%; attain a minimum year end share price ranging from $17.50 to $22.50, 7.5% to 30%; enter into licensing arrangements, 30%.  Ms. Ruple’s goals were 2008 revenues of $14 million, 20%; implement management information technology reporting, 20%; staff development, 20%; implement credit facilities, 20%; office relocation and lease negotiation, 20%.  Dr. Copan’s goals were American revenues of $5,138,000, 30%; implement supply chain, 10%; enter into licensing arrangements, 30%; technology development, 20%; project management, 5%; technology assessment and acquisition, 5%.  Mr. Roger’s goals were international revenues of $8,861,700, 50%; develop team, 20%; enter into licensing arrangements, 20%; develop business strategies, 10%.  Dr. Skelton’s goals were international revenues of $8,861,700, 20%; European revenues of $6,000,000, 40%; program management, 20%; and maximizing London Low Emission Zone margin, 20%.

Results under the 2008 MIP were as follows:

Dr. Steiner was recognized by the Committee as having attained in 2008, 100% of one individual goal in connection with the Company’s licensing program.  Ms. Ruple was recognized as having attained three individual goals, staff development evaluated at 75%, credit facilities evaluated at 100%, and office relocation evaluated at 100%.  Dr. Skelton, two goals, European revenues evaluated at 100% and program management evaluated at 75%.  In addition, while the Committee determined that Mr. Rogers had not met his individual goals, nevertheless, he was recognized by the Committee as having achieved substantial success in the management in 2008 of the Company’s international business activities and was awarded a cash bonus otherwise than pursuant to the 2008 MIP.

2007

In 2007, cash awards under our MIP were designed to focus our managers on the achievement of Company financial targets for that year, as well as on individual objectives established at the commencement of the year.

The 2007 MIP was structured as follows:

Participation in the incentive program was limited to managers.

For each of the above a bonus of 100% of Target was payable if the Company attained budgeted revenue for 2007 of $6,369,000.  Target for each of the above means an amount equal to 25% of such person’s annual gross salary.  If 80% of the budgeted revenue was attained, the bonus payable for each participant would have been 90% of Target; if 70% of the budgeted revenue was attained, the bonus payable would have been 80% of Target.  If revenue was less than 70% of budgeted revenue, no bonus would have been payable.  If an amount of 150% of budgeted revenue was attained, then the bonus payable would have been 150% of Target.

For Bernhard Steiner:

The Target was an amount equal to €100,000 and

1.	If the above referenced budgeted revenue was attained, then a bonus of 25% of Target would have been payable.

2.	If the price per share of the Company’s Common Stock was in excess of $10.00 (adjusted for the reverse stock split) on June 30, 2007, then a bonus of 25% of Target would have been payable.

3.
If the price per share of the Company’s Common Stock was in excess of $12.50 per share (adjusted for the reverse stock split) on December 28, 2007, then a bonus of 25% of Target would have been payable.

4.	If the Company’s Common Stock was listed on a recognized U.S. stock exchange during 2007, then a bonus of 25% of Target would have been payable.

Results under the 2007 MIP were as follows:

Bernhard Steiner ─ All milestones, except 92.5% of performance milestone (85% of plan achieved).

Timothy Rogers, Ann Ruple and Walter Copan ─ 92.5% of performance milestone (85% of plan achieved).

2006

The 2006 MIP was structured as follows:

Participation in the incentive program was limited to managers.

For every dollar of salary reduction under the salary reduction program described above, the participant would have had the opportunity to recover that reduction by a cash bonus payable on the attainment of progress toward the U.S. and International sales goals for 2006.  25% of the bonus could have be earned by meeting thresholds within the sales targets and the balance on meeting personal goals agreed by the relevant manager and approved by the Chief Executive Officer.  Reduced salaries could have be made good on attaining 65% of targets, another incremental amount almost equal to the salary reduction could have be earned, if the revenue targets were attained, and, if revenues were to reach 150% of the target, an amount approaching three times the salary reduction could have been earned.

Results under the 2006 MIP were as follows:

In 2006, the financial metrics set for that year’s bonus program were not achieved, and, accordingly, awards were not made to participants in the MIP.  A limited number of employees, however, did receive cash bonuses awarded in the Committee’s business judgment on an individual performance basis, principally related to our success in the 2006 fund raising effort and also with respect to individual efforts related to our technologies.  The Committee’s approval of specific bonus payments to individual employees was based on several considerations, including the employee’s base salary and specific identifiable achievements.  The 2006 bonus for Dr. Steiner was principally based on the Committee’s evaluation of the value to Clean Diesel arising from Dr. Steiner’s efforts in the 2006 fund raising program.

Long-Term Incentives

We have one equity-based employee compensation plan, referred to as the Incentive Plan, approved by the stockholders in 1994 and in 2002, under which awards may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof.  Participants in the Incentive Plan may be our directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of our business.

Our long-term equity incentives are stock options and are designed to focus management on the long-term success of the Company as evidenced by appreciation of the Company’s stock price over several years, by growth in its earnings per share and other elements, and thereby, to align the interests of the optionees with the interests of the stockholders.

Details concerning stock options awarded in 2008 to the Named Executive Officers and to the directors are set out in the Summary Compensation Table and the Grants of Plan-Based Awards Table following.

Management and Committee Compensation Actions for 2008

At its meeting on December 18, 2007, the Compensation and Nominating Committee approved salary increases effective January 1, 2008 for thirteen employees, including Dr. Copan, Ms. Ruple, Mr. Rogers and Dr. Skelton.  The Committee discussed but did not act on salary action for Dr. Steiner.  The Committee also deferred discussion on a 2008 MIP until the 2008 business plan had been presented.  On the same date, the Board of Directors awarded stock options to directors, officers and employees to acquire 172,500 shares of Clean Diesel Common Stock, including 33,500 shares to the non-executive directors and 84,000 shares to the Named Executive Officers.

Effective March 4, 2008, the Compensation and Nominating Committee approved a new employment agreement for Dr. Steiner by executing forms of unanimous written consent.

On March 11, 2008, the Compensation and Nominating Committee approved of 2007 MIP payments for eleven participants including the Named Executive Officers.  The Committee also approved of relocation expenses for Mr. Copan.  On the same date, the Board of Directors reviewed the business plan and budget for 2008 and deferred action on a 2008 MIP until a later date.

On June 22, 2008, a proposed form of 2008 MIP Plan was circulated to the Compensation and Nominating Committee for review.  On June 30, 2008, the Committee met and approved the 2008 MIP in the form presented in the June 22, 2008 proposal.

On September 4, 2008, the Board of Directors met and elected Mr. Asmussen as Vice President Sales Americas and approved his compensation as a base salary of $210,000; a stock option award to acquire 10,000 shares; and an initial guaranteed bonus for 2008 of $20,200.

On December 17, 2008, the Compensation and Nominating Committee met and approved of a general salary freeze for all employees with the exception of salary increases for four employees including Ms. Ruple and Dr. Skelton.  The Committee also approved of salaries for three new employees.  The Committee then reviewed and recommended certain stock option awards to the Board of Directors.  The Committee deferred action on the 2009 MIP until a later date when the 2009 business plan and budget is approved.  On the same date, the Board of Directors received the recommendations of the Compensation and Nominating Committee for stock option awards and agreed to take action on a later date after review.  Thereafter, by forms of unanimous written consent effective December 22, 2008, the Board approved of the award of non-qualified stock options on the Company’s standard terms to acquire 174,500 shares of which 33,500 were awarded to non-executive directors and 84,000 to the Named Executive Officers.

Ownership Guidelines

We do not have a stock ownership policy for Senior Executives.

Hedging and Insider Trading Policies

We do not have a formal policy on hedging.  We prohibit trading in our securities during closed periods which are the two months before the release of annual results and one month before the release of quarterly results.

Equity Grant Practices

Under the Incentive Plan, the Board grants stock option awards for a term of not more than ten years.  Stock option awards are made by the full Board rather than the Compensation and Nominating Committee because the non-executive directors themselves are eligible for discretionary stock option awards.  The awards have an exercise price per share equal to fair market value on the grant date.  Fair market value is the mean of the high and low trading price, or if there are not trading prices, the bid and asked prices, reported in either case on The NASDAQ Stock Market LLC.  The grant date is the date of Board action but may be a future date tied to an event, such as commencement of employment.  Under the current policy of the Board, awards to employees may be exercised one-third on the grant date and one-third on each of the first and second anniversaries of the grant date; awards to new employees may be granted so as to be exercised one-third on each of the first through third anniversaries of grant; option awards may in the discretion of the Board be Incentive Stock Options under Internal Revenue Code Section 422, if awarded to U.S. employees; on resignation, options which may then be exercised or continue to be exercisable for time periods depending on length of employment, so that such options are exercisable for 180 days, if employed less than three years; for two years, if employed for between three and five years; for three years, if employed between five and seven years; for five years if employed more than seven years; but in no event later than the basic ten-year option term.  In case of death, total disability or normal retirement, the portion of the option then vested shall continue in force and be exercisable until the expiration of the basic ten-year term, but the then unvested portion of the option shall terminate and be of no effect.

Retirement Benefits

We have no defined benefit pension plan.  We have a 401(k) Plan covering substantially all U.S. employees.  The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds.  Our 401(k) Plan provides for annual deferral of up to $15,500 for individuals until age 50, $20,500 for individuals 50 and older, or, as allowed by the Internal Revenue Code.  If an employee contributes 5% to the 401(k) Plan, we match 100% of employee contributions up to 4% of employee salary.  Matching contributions vest immediately.

Welfare Benefits

In order to attract and retain employees, we provide certain welfare benefit plans to its employees, which include medical and dental insurance benefits.  We may also provide other benefits to executives including term life insurance and disability insurance.  These benefits are not provided to non-employee directors.

Employment Agreements; Severance Arrangements

Each of the “Named Executive Officers” identified below in the Summary Compensation Table, is party to our form of employment agreement with similar provisions.  These agreements are for indefinite terms except for Dr. Steiner whose agreement expires September 13, 2010.  These agreements provide for severance benefits.  The severance benefit is payable in the event of termination of employment because of physical incapacity or without cause.  Termination of employment without cause is termination under circumstances other than resignation, retirement or cause and includes constructive discharge.  Termination for cause, for which no severance is payable, is termination on account of conviction or plea of guilty to a felony; any instance of fraud, embezzlement, self dealing, insider trading or similar malfeasance with respect to the Company regardless of amount; substance or alcohol abuse; or other conduct for which dismissal has been identified by us in writing as a potential disciplinary measure.

The severance benefit for incapacity for each of the officers is in the form of base salary for six months.  The severance benefit for termination without cause is base salary and benefit continuation for varying time periods depending on the employee or until the employee finds comparable employment.  Benefit continuation includes health and medical insurance, 401(k) Plan match, and the employer’s portion of social security.  The time periods and estimated cash value of benefits are:  for Ms. Ruple, six months ($118,000); for Dr. Copan, one year ($281,000); and for Mr. Rogers, three months ($61,000).  The value of these estimated severance benefits is based on the amount of base salary and benefits payable from January 1, 2009 for the applicable time period.  For Dr. Steiner, the severance benefit under his Employment Agreement effective March 4, 2008 which continues until September 13, 2010, will be approximately $510,000. For Mr. Asmussen, the severance benefit under his Employment Agreement of March 20, 2009 is twelve months ($314,000).

Under the several employment agreements, each of the officers is indefinitely obligated to maintain confidentiality of our proprietary information and to assign inventions made in the course of employment by us.  Severance benefits are not explicitly conditioned on these undertakings.

Options Vesting on Change in Control

Under the Incentive Plan, all outstanding options shown in the table below “Outstanding Equity Awards at Fiscal Year End” for the Named Executive Officers will become immediately exercisable in the event that there is with respect to us, a “Change in Control.”  A “Change in Control” takes place if (a) any person or affiliated group becomes the beneficial owner of 51% or more of our outstanding securities; (b) in any two-year period, persons in the majority of the Board cease being so unless the nomination of the new directors was approved by the former directors when they were in office; ( c) a business combination takes place where our shares of Common Stock are converted to cash, securities or other property, but not in a transaction in which our stockholders have proportionately the same share ownership before and after the transaction; or (d) our stockholders approve of a plan for our liquidation or dissolution.  See the text above under the caption “Significant 2009 Compensation Actions” for a description of Mr. Asmussen’s severance arrangements following a change of control.

Indemnification and Insurance

Under our Certificate of Incorporation, indemnification is afforded our directors and executive officers to the fullest extent permitted by Delaware law.  Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees.  We are, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in our best interests, or, in the case of a settlement of a claim, such determination is made by our Board.

We carry insurance providing indemnification, under certain circumstances, to all of our directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers.  The current annual premium for this policy is $43,000.

No payments have been made to any of our past or present directors or officers for such indemnification or under any insurance policy.

Compensation Recovery Policies

We maintain a policy that we will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of our financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002.  If circumstances warrant, we will seek to recover appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Tax Deductibility of Executive Compensation

We review and consider the deductibility of executive compensation under the requirements of Internal Revenue Code Section 162(m), which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  We believe that compensation paid under our incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Equity-Based Compensation

On January 1, 2006, we began accounting for the equity-based compensation issued under the Incentive Plan in accordance with the requirements of FASB Statement of Financial Accounting Standards No. 123R, “Share-based Payment.”

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning fiscal year 2008 compensation in excess of $100,000 for the “Named Executive Officers” in all capacities awarded to, earned by or paid to Dr. Bernard Steiner, President and Chief Executive Officer; Ann B. Ruple, Vice President, Treasurer and Chief Financial Officer; Timothy Rogers, Executive Vice President, International; Dr. Walter G. Copan, Executive Vice President and Chief Technical Officer; and Daniel K. Skelton, Vice President, Global Sales as well as the fiscal 2007 and 2006 compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)		Total ($)
(a)	(b)	(c)	(d)		(f)		(g)		(i)		(j)

Bernhard Steiner (5)	2008	$334,574	$	─		$310,774		$47,317		$89,427	$782,092
President and	2007	$260,103	$	─		$399,573		$144,487		$70,230	$874,393
Chief Executive Officer	2006	$222,172		$67,585	$	─	$	─		$66,269	$356,026

Ann B. Ruple (6)	2008	$196,075	$	─		$149,348		$53,921		$29,229	$428,573
Vice President, Treasurer	2007	$158,300		$10,000		$134,482		$35,844		$25,616	$364,242
and Chief Financial Officer	2006	$8,247	$	─		$24,630	$	─	$	─	$32,877

Timothy Rogers	2008	$257,056		$14,495		$129,004	$	─		$39,277	$439,832
Executive Vice President,	2007	$258,695	$	─		$153,319		$60,032		$33,401	$505,447
International	2006	$227,096		$19,643	$	─	$	─	$	─	$246,739

Walter G. Copan	2008	$252,367	$	─		$147,448	$	─		$169,610	$569,425
Executive Vice President	2007	$204,124		$10,000		$177,962		$46,134		$56,135	$494,355
and Chief Technical Officer	2006	$195,000		$25,000	$	─	$	─		$27,446	$247,446

Daniel K. Skelton (6)	2008	$182,557	$	─		$54,981		$27,625		$23,932	$289,095
Vice President, Global Sales

(1)
These bonus payments were for personal performance.  See Note 3 below.  Salary and incentive payments to Dr. Steiner and Mr. Rogers were paid in euros and sterling, respectively, and were valued by the dollar conversion rate for those currencies as reported in the Wall Street Journal with respect to banking transactions of $1 million or more as of the date accrued.

(2)
Option awards do not represent cash paid to the optionees.  The amounts shown in these columns represent the dollar amounts recognized for financial statement reporting purposes with respect to each fiscal year for each Named Executive Officer, as computed in accordance with FAS 123R, disregarding any estimates of forfeitures relating to service-based vesting conditions.  The methodology of and all assumptions made in the valuation of these option awards are disclosed in Note 8 to Clean Diesel’s Consolidated Financial Statements for the fiscal year 2008.

(3)
The amount of the incentive bonus awarded to the Named Executive Officer in March 2009 for 2008 performance was based on the metrics and other criteria described in the Compensation Discussion and Analysis section above for the 2008 Incentive Plan.

(4)
“All Other Compensation” includes 401(k) match, life insurance premiums, disability insurance premiums, medical and dental insurance premiums and, includes, for Dr. Steiner, €60,000 ($83,124) pursuant to his employment agreement as cash in lieu of medical and retirement plan benefits; for Dr. Copan, $11,940 for 401(k) match, $16,231 in commuting costs and $18,995 in medical and dental premiums, and $119,777 for the relocation of Dr. Copan from Colorado to Connecticut.  Further, for Mr. Rogers, $23,277 in medical insurance premiums; for Ms. Ruple, $18,634 in medical insurance premiums; and for Dr. Skelton, $23,932 in medical insurance premiums.

(5)
Dr. Steiner resigned as Director, President and Chief Executive Officer of the Company in February 2009 and was replaced by Mr. Michael L. Asmussen. Under Dr. Steiner's Employment Agreement effective March 4, 2008 which continues until September 13, 2010, his salary and benefit continuation for the remaining term of the Agreement will be approximately $510,000.

(6)	Ms. Ruple commenced employment on December 13, 2006 and Dr. Skelton was elected a Vice President on August 8, 2008.

GRANTS OF PLAN-BASED AWARDS

The following table sets out information relating to grants of plan-based awards to the Named Executive Officers in the fiscal year 2008.

Name	Grant Date	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (1) ($)
(a)	(b)	(i)	(k)	(l)

Bernhard Steiner	12/22/08	20,000	$2.705	$40,318

Ann B. Ruple	12/22/08	20,000	$2.705	$40,318

Timothy Rogers	12/22/08	15,000	$2.705	$30,238

Walter G. Copan	12/22/08	14,000	$2.705	$28,222

Daniel K. Skelton	12/22/08	15,000	$2.705	$30,238

(1)  Reflects the grant date fair value computed in accordance with SFAS 123R.

OPTION EXERCISES AND STOCK VESTED

There were no exercises of stock options during 2008 for the Named Executive Officers.  The Company did not in 2008 have compensation programs that involved stock vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets out information as to the Named Executive Officers concerning their unexercised options awards, by award outstanding at fiscal 2008 year end.

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price	Option Expiration Date (1)
(a)	(b)	(c)	(d)	(e)

Bernhard Steiner	30,000	─	$9.20	09/13/14
	10,000	─	$9.70	12/09/14
	20,000	─	$5.10	12/20/15
	25,333	12,667	$9.10	01/04/17
	23,333	11,667	$19.125	12/18/17
	6,667	13,333	$2.705	12/22/18

Ann B. Ruple	10,000	─	$8.25	12/13/16
	13,333	6,667	$19.125	12/18/17
	6,667	13,333	$2.705	12/22/18

Timothy Rogers	20,000	─	$9.75	09/30/13
	4,000	─	$9.70	12/09/14
	3,333	─	$5.10	12/20/15
	8,667	4,333	$9.10	01/04/17
	10,000	5,000	$19.125	12/18/17
	5,000	10,000	$2.705	12/22/18

Walter G. Copan	15,000	5,000	$6.96	08/03/15
	10,000	─	$5.10	12/20/15
	10,000	5,000	$9.10	01/04/17
	11,667	5,833	$19.125	12/18/17
	4,667	9,333	$2.705	12/22/18

Daniel K. Skelton	6,000	─	$7.25	03/04/15
	1,134	─	$5.10	12/20/15
	4,000	2,000	$9.10	01/04/17
	3,333	1,667	$19.125	12/18/17
	5,000	10,000	$2.705	12/22/18

(1)
The option expiration date indicated is the tenth anniversary of the date of grant.  Each of the foregoing options is for a ten-year term and vests as to the shares granted, one-third on grant and one-third on each of the first and second anniversaries of grant.  On resignation, those of the above options which have not expired may continue to be exercisable for time periods depending on length of employment, so that such options are exercisable for 180 days, if employed less than three years; for two years, if employed for between three and five years; for three years, if employed between five and seven years; for five years if employed more than seven years; but in no event later than the basic ten-year option term.  In case of death, total disability or normal retirement, the portion of the option then vested shall continue in force and be exercisable until the expiration of the basic ten-year term, but the then unvested portion of the option shall terminate and be of no effect.

DIRECTOR COMPENSATION

In 2008, our directors were paid an annual retainer of $30,000.  The Chairman of the Board and the Chairman of the Audit Committee received, respectively, an additional annual retainer of $30,000 and $10,000.  Retainers were paid quarterly in arrears.  There are no meeting fees.  Directors are also eligible for stock option awards.  Stock option awards to non-executive directors are, under the current policy of the Board, for a ten-year term and are fully vested when granted.  Directors who are also our employees or executive officers receive no compensation for their service as directors as such, and accordingly, Messrs. Grinnell and Steiner are not included in the table.

Summary Director Compensation Table

The following table shows for our non-executive directors all compensation earned in 2008 on account of fees, whether paid in cash or stock, and stock option awards.

Name	Fees Earned Or Paid in Cash ($)		Option Awards (1) ($)	Total ($)

J. A. de Havilland	$30,000		$14,655	$44,655

D. R. Gray	70,000		26,170	96,170

J. J. McCloy II	30,000		14,655	44,655

D. F. Merrion	50,000	(2)	14,655	64,655

D. R. Gammon (3)	4,584		─	4,584

(1)	The values shown for 2008 option awards were calculated in accordance with SFAS No. 123R and do not represent cash paid to the optionee.
(2)	Includes $20,000 fees attributable to service on the Company’s Technical Advisory Board.
(3)	Elected as a director on November 6, 2008.

DIRECTORS OUTSTANDING STOCK OPTIONS AT 2008 FISCAL YEAR END

The following table sets out by grant date the outstanding options held at year end 2008 by the directors.  All of these options are vested.

Name	Number of Securities Underlying Unexercised Options #	Option Exercise Price	Option Expiration Date (1)
(a)	(b)	(c)	(d)

John A. de Havilland	2,000	$4.50	06/14/09
	2,000	$12.50	02/10/10
	2,000	$9.825	03/14/11
	5,000	$14.50	03/13/12
	4,000	$8.25	06/11/13
	2,000	$15.35	12/02/13
	3,000	$9.70	12/09/14
	3,000	$5.10	12/20/15
	5,000	$9.10	01/04/17
	7,000	$19.125	12/18/17
	7,000	$2.705	12/22/18

Derek R. Gray	2,000	$4.50	06/14/09
	2,000	$12.50	02/10/10
	2,000	$9.825	03/14/11
	5,000	$14.50	03/13/12
	7,000	$8.25	06/11/13
	4,000	$15.35	12/02/13
	5,000	$9.70	12/09/14
	3,000	$5.10	12/20/15
	10,000	$9.10	01/04/17
	12,500	$19.125	12/18/17
	12,500	$2.705	12/22/18

John J. McCloy II	10,000	$7.875	06/09/15
	3,000	$5.10	12/20/15
	5,000	$9.10	01/04/17
	7,000	$19.125	12/18/17
	7,000	$2.705	12/22/18

David F. Merrion	11,000	$8.375	11/13/16
	5,000	$9.10	01/04/17
	7,000	$19.125	12/18/17
	7,000	$2.705	12/22/18

David R. Gammon	─	$ ─	─

(1)  Each of these options is for a ten-year term and was fully vested on date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management and Services Agreement

We entered into a Management and Services Agreement dated July 1995, as amended (the "Services Agreement") with Fuel Tech, Inc., successor to Fuel-Tech N.V.  As of March 16, 2009, Fuel Tech, Inc. held 4.5% of our Common Stock.  The Services Agreement was terminated effective January 31, 2009.  Services provided to us under the Services Agreement were principally legal services provided by Mr. Grinnell who was an employee of Fuel Tech, Inc. until January 31, 2009 and continues as a director of Fuel Tech, Inc. Mr. Grinnell, a director and officer of Clean Diesel, became an employee of Clean Diesel effective February 1, 2009.  In 2008, 2007 and 2006, the amounts of $70,000, $71,000 and $70,000, respectively, were paid by us to Fuel Tech, Inc. in each year on account of these services.  Mr. Grinnell will recuse himself from consideration of any transactions between these companies that may be, or may appear to be, material to either company.

Advisory Services

Rockspring Advisory Services Limited, of which Mr. Gammon is a principal, has provided advisory services on technology-related investments since 2008 to Hawkwood Capital LLP, an affiliate of holders of 10.5% of the Company’s Common Stock.

Technology Assignments

Our technology is comprised of patents, patent applications, trade or service marks, data and know-how.  A substantial portion of this technology is held under assignments of technology from Fuel Tech, Inc.  The assignments provide for running royalties payable to Fuel Tech, Inc. commencing in 1998 of 2.5% of gross revenues derived from platinum fuel catalysts.  Such royalties incurred in 2008, 2007 and 2006 were $20,700, $14,300 and $14,500.  This royalty obligation to Fuel Tech, Inc. expired on December 31, 2008.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Based on filings with the Securities and Exchange Commission, we believe that all our officers and directors were in compliance with 2008 filing requirements relating to beneficial ownership reports under Section 16(a) of the Securities Exchange Act of 1934, except that the following filings, each relating to a single event or transaction, were delayed:  for Mr. Asmussen a Form 3 due September 5 was filed September 8; and for Dr. Skelton a Form 3, due August 6, was filed August 13 and a Form 4, due October 10, was filed September 14.

Communications with the Board of Directors

Any stockholder desiring to send a communication to the Board, or any individual director, may forward such communication to the Corporate Secretary to our address set out on the Notice of Meeting.  Under procedures fixed from time to time by the independent directors, the Corporate Secretary will collect and organize all such communications and forward them to the Board or individual director.

Stockholder Proposals in Company Proxy Statement

Proposals of stockholders intended for inclusion in the Proxy Statement and proxy to be mailed to all stockholders entitled to vote at our 2010 annual meeting must be received in writing at the address set out on the Notice of Meeting on or before December 2, 2009 and thereafter, may be excluded.

Other Business

Management knows of no other matters that properly will be, or are likely to be, brought before the Meeting other than those described in this Proxy Statement.  To bring other matters before the Meeting, and without reference to the notice requirements for a request to include matters in our proxy materials, that is, to propose a matter at the Meeting from the floor, a stockholder must provide both timely and adequate written notice to the Secretary as described in Section 2.12 of the Clean Diesel by-laws.  Such a notice for the 2009 Meeting must have been received prior to February 12, 2009, and for the 2010 Meeting must be received not earlier than December 14, 2009 and not later than February 12, 2010.  The Clean Diesel By-Laws are available for viewing under “Company Filings” at the SEC web site www.sec.gov as Exhibit 3.1 to its Form 10-Q for the period ending September 30, 2008.

By Order of the Board of Directors

Charles W. Grinnell
Secretary

Bridgeport, Connecticut
April 1, 2009

We will provide without charge to each person being solicited by this Proxy Statement, upon written request, a copy of the Annual Report of Clean Diesel Technologies, Inc. on Form 10-K for the year ended December 31, 2008, without exhibits but including the consolidated financial statements and schedules thereto, as filed with the Securities and Exchange Commission.  All such requests should be directed to the Corporate Secretary at our address on the Notice of Meeting.

Statements in this Proxy Statement which are not historical facts, so-called “forward-looking statements” are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Stockholders are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in our filings with the Securities Exchange Commission.

PROXY	PROXY

SOLICITED BY THE BOARD OF DIRECTORS

CLEAN DIESEL TECHNOLOGIES, INC.

Annual Meeting of Stockholders - May 13, 2009

The undersigned hereby appoints Derek R. Gray, Michael L. Asmussen, or Charles W. Grinnell, acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Clean Diesel Technologies, Inc. ("Clean Diesel" or "the Company") which the undersigned may be entitled to vote at the annual meeting of stockholders of Clean Diesel to be held at The Bridgeport Holiday Inn, 1070 Main Street, Bridgeport, Connecticut 06604 USA on Wednesday, May 13, 2009 at 10 a.m., and at any adjournments or postponements of the meeting, for the approval of the agenda items set forth below and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the accompanying Notice of Meeting and Proxy Statement. The Board of Directors recommends a vote for election as Director of each of the nominees, for the authorization of the Directors to delist the Company's Common Stock from the AIM Market of the London Stock Exchange and for the ratification of the appointment of the independent auditors, and, if no direction is given, this proxy will be voted for all nominees, for the delisting of the Common Stock from the AIM Market and for ratification of the appointment of the auditors.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

CLEAN DIESEL TECHNOLOGIES, INC.

May 13, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://investor.cdti.com/index.cfm

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

   Please detach along perforated line and mail in the envelope provided.

20730300000000000000 9	051309

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒
							FOR	AGAINST	ABSTAIN
1.	Election of Directors: To approve the election as directors of the following:				2.	To authorize the Directors to delist the Company's Common Stock from the AIM Market of the London Stock Exchange.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	m	Michael L. Asmussen
		m	John A. de Havilland
☐	WITHHOLD AUTHORITY	m	Derek R. Gray
	FOR ALL NOMINEES	m	Charles W. Grinnell		3.	To ratify the appointment of Eisner LLP as the independent auditors for the year 2009.	☐	☐	☐
		m	John J. McCloy II
☐	FOR ALL EXCEPT	m	David F. Merrion
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CLEAN DIESEL TECHNOLOGIES, INC.

May 13, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.
COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://investor.cdti.com/index.cfm

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20730300000000000000 9	051309

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒
							FOR	AGAINST	ABSTAIN
1.	Election of Directors: To approve the election as directors of the following:				2.	To authorize the Directors to delist the Company's Common Stock from the AIM Market of the London Stock Exchange.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	m	Michael L. Asmussen
		m	John A. de Havilland
☐	WITHHOLD AUTHORITY	m	Derek R. Gray
	FOR ALL NOMINEES	m	Charles W. Grinnell		3.	To ratify the appointment of Eisner LLP as the independent auditors for the year 2009.	☐	☐	☐
		m	John J. McCloy II
☐	FOR ALL EXCEPT	m	David F. Merrion
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.